UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2014

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2014, Harris Corporation (the “Company”) amended and restated its By-Laws pursuant to action by the Company’s Board of Directors (the “ Board”), upon the recommendation of the Company’s Corporate Governance Committee, to reflect the addition of a new Article XII to the Company’s By-Laws which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Those actions include: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Restated Certificate of Incorporation or By-Laws (in each case, as amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

The Board believes the new Article XII is in the best interests of the Company and its shareholders due to the anticipated benefits from having those legal actions covered by Article XII (which generally relate to corporate governance, internal affairs and other matters of Delaware law) handled by a single court in the State of Delaware applying the law of its own state (in which there is a well-established body of precedent and is the same state in which the Company is incorporated), thereby avoiding unnecessary risk, uncertainty and expense from potentially concurrent multi-jurisdictional litigation. The Board expects the exclusive forum to result in a more predictable outcome in those legal actions covered by Article XII and save Company resources, including money and management time and attention. Article XII does not preclude any type of legal actions against the Company or its directors or officers or other employees; rather, it directs certain legal actions to a single court that is focused on and experienced with Delaware law, with the goal of securing a more efficient and effective resolution of those legal actions. Article XII also preserves the flexibility of the Company to consent to the selection of an alternative forum for those legal actions.

The foregoing summary of the amendment to the Company’s By-Laws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Company’s By-Laws, as amended and restated effective December 5, 2014, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit
Number	Description
3.1	By-Laws of Harris Corporation, as amended and restated effective December 5, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

December 8, 2014	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	By-Laws of Harris Corporation, as amended and restated effective December 5, 2014.